UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 17, 2015

El Paso Electric Company
(Exact name of registrant as specified in its charter)

Texas	001-14206	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas		79901
(Address of principal executive offices)		(Zip Code)

(915) 543-5711
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On February 17, 2015, El Paso Electric Company (the “Company”) and Arizona Public Service Company (“APS”), a wholly-owned subsidiary of Pinnacle West Capital Corporation, entered into an asset purchase agreement (the “Agreement”), providing for the purchase by APS of the Company’s interests in Units 4 and 5 of the Four Corners Power Plant near Farmington, New Mexico (“Four Corners”). The cash purchase price is equal to the net book value of the Company’s interest in Four Corners at the date of closing, which is expected to occur not later than July 2016, subject to the receipt of regulatory approvals. The purchase price will be adjusted downward to reflect APS’s assumption in the Agreement of the Company’s obligation to pay for future plant decommissioning and mine reclamation expenses. At the closing, APS will also reimburse the Company for the undepreciated value of certain capital expenditures made prior thereto. APS will assume responsibility for all capital expenditures made after July 2016 and, with certain exceptions, any pre-2016 capital expenditures to be put into service following the closing. In addition, APS will indemnify the Company against liabilities and costs related to the future operation of Four Corners.

Four Corners consists of five coal-fired Units located on Navajo Nation land. Units 4 and 5 each have a generating capacity of 770 megawatts. The Company has agreed to sell its entire interest in Four Corners, consisting of a 7% interest in each of Units 4 and 5. APS currently owns a 63% interest in each Unit. The other owners of Units 4 and 5 are Public Service Company of New Mexico (13%), Salt River Project Agricultural Improvement and Power District (10%) and Tucson Electric Power Company (7%). APS operates the plant on behalf of all participants. The Company notified the other owners in 2013 that it would not participate in Four Corners past the termination of the 50‑year contractual term in July 2016 but that it would offer to sell its interest to them in order to facilitate their decision to extend the life of the plant.

Pursuant to a Co-Tenancy Agreement among the Four Corners owners, one other owner maintains a right of first refusal to purchase a portion of the Company’s interest proportional to its current ownership percentages. This purchase right must be exercised within 120 days following notice of the proposed sale and, if exercised, the amount available for purchase by APS would be correspondingly reduced.

The foregoing description of the Agreement is qualified by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto, and which is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit
No.	Description

10.1	Purchase and Sale Agreement dated February 17, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO ELECTRIC COMPANY
(Registrant)

By:     /s/ Mary E. Kipp
Name:    Mary E. Kipp
Title:    President
Dated: February 19, 2015

Exhibit Index

Exhibit
No.	Description

10.1	Purchase and Sale Agreement dated February 17, 2015.